         As filed with the Securities and Exchange Commission on October 2, 1997
                                             Registration No. 333-
                                                                  --------------
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             --------------------
                           INDUS INTERNATIONAL, INC.
              (Exact name of issuer as specified in its charter)

       Delaware                                                 94-3273443
----------------------                                    ----------------------
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)

                                60 Spear Street
                           San Francisco, CA  94105
                   (Address of principal executive offices)
                             --------------------
                 THE INDUS GROUP, INC. 1992 STOCK OPTION PLAN
                     THE INDUS GROUP, INC. 1995 STOCK PLAN
                THE INDUS GROUP, INC. 1995 DIRECTOR OPTION PLAN
              INDUS INTERNATIONAL, INC. 1997 DIRECTOR OPTION PLAN
          INDUS INTERNATIONAL, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                   INDUS INTERNATIONAL, INC. 1997 STOCK PLAN
                TSW INTERNATIONAL, INC. 1984 STOCK OPTION PLAN
                TSW INTERNATIONAL, INC. 1994 STOCK OPTION PLAN
                TSW INTERNATIONAL, INC. 1995 STOCK OPTION PLAN
                             FOR OUTSIDE DIRECTORS
                      TSW INTERNATIONAL CONSULTANTS PLAN
                        TSW INTERNATIONAL, INC. OPTIONS
                           (Full title of the Plans)
                             --------------------
                               ROBERT W. FELTON
                            Chief Executive Officer
                           INDUS INTERNATIONAL, INC.
                                60 Spear Street
                           San Francisco, CA  94105
                                (415) 904-5000
           (Name, address and telephone number of agent for service)
                             --------------------
                                  Copies to:

                          HENRY P. MASSEY, JR., ESQ.
                      Wilson, Sonsini, Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300
================================================================================

================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
================================================================================================================================

                                                                                          Proposed      Proposed
Title of                                                                                  Maximum       Maximum
Securities                                                                  Amount        Offering      Aggregate    Amount of
to be                                                                        to be         Price        Offering    Registration
Registered                                                               Registered(1)    Per Share       Price         Fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value ("Common                                    1,146,900        $16.16(3)  $ 18,533,904       $ 5,616
 Stock"), to be issued under The Indus Group,
 Inc. 1995 Stock Plan
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under The Indus                                   645,185          0.42(3)       270,978            83
 Group, Inc. 1992 Stock Option Plan
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under The Indus                                    15,000         15.33(3)       229,950            70
 Group, Inc. 1995 Directors Option Plan
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under Indus                                       200,000         16.00(2)     3,200,000           970
 International, Inc. 1997 Director Option Plan
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under Indus                                     1,000,000         16.00(2)    16,000,000         4,849
 International, Inc. 1997 Employee Stock
 Purchase Plan
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under Indus                                     5,000,000         16.00(2)    80,000,000        24,243
 International, Inc. 1997 Stock Plan
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under TSW                                         804,358          1.11(3)       892,837           271
 International, Inc. 1984 Stock Option Plan
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under TSW                                       2,673,614          3.27(3)     8,742,718         2,649
 International, Inc. 1994 Stock Option Plan
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under TSW                                          36,917          2.71(3)       100,045            31
 International, Inc. 1995 Stock Plan for
 Outside Directors
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under TSW                                          54,695          4.20(3)       229,719            70
 International 1995 Consultants Option Plan
--------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under TSW   International, Inc. Options (4)       549,046          3.38(3)     1,855,775           562
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL                                                              12,125,714                   $130,055,926       $39,414
================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of shares authorized to be issued under Indus International, Inc. 1997 Director Option Plan, Indus International, Inc. 1997 Employee Stock Purchase Plan and Indus International, Inc. 1997 Stock Plan and the number of shares subject to outstanding options under The Indus Group, Inc. 1992 Stock Option Plan, The Indus Group, Inc. 1995 Stock Plan, The Indus Group, Inc. 1995 Director Option Plan, the TSW International, Inc. 1986 Stock Option Plan, the TSW International, Inc. 1994 Stock Option Plan, TSW International, Inc. 1995 Stock Plan for Outside Directors and the various TSW International, Inc. options.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on September 29, 1997 because the price at which the options to be granted in the future may be exercised or the price at which shares may be purchased in the future is not currently determinable.
(3) Weighted average exercise price of options outstanding under applicable plan.

(4) Represents shares issuable to J. Bartels, J. Oltman and J. Simpson pursuant to written compensation agreements.

         PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   Information Incorporated by Reference
          -------------------------------------

     The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Registration Statement on Form S-4 (No. 333-33113) filed with the Commission on August 17, 1997.

     (b) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on August 18, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4.   Description of Securities
          -------------------------

     Not Applicable.


ITEM 5.   Interests of Named Experts and Counsel
          --------------------------------------

     Not Applicable.


ITEM 6.   Indemnification of Directors and Officers
          -----------------------------------------

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of Registrant provide that:
(i) the Registrant is required to indemnify its directors and officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant has entered into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of
Section 16(b) of the Exchange Act.

     The indemnification provision in the Bylaws, and the indemnity agreements to be entered into between the Registrant and its officers and directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act.

     Pursuant to covenants in the Reorganization Agreement between Registrant, TSW International, Inc. and The Indus Group, Inc., the Registrant is required to maintain indemnification provisions in the charter of documents of those entities which are identical to the indemnification provisions which existed in the charter documents of those entities prior to their becoming subsidiaries of the Registrant. In addition, Registrant is required to maintain director and officer liability insurance with coverages, which are similar to the coverages maintained by those entities prior to their becoming subsidiaries of the Registrant.

     The Registrant maintains director and officer liability insurance.


ITEM 7.   Exemption From Registration Claimed
          -----------------------------------

     Not Applicable.

ITEM 8.   Exhibits
          --------

        4.1 Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-4, No. 333-33113)

        5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered.

       23.1   Consent of Independent Auditors (see Page II-6).

       23.2   Consent of Independent Auditors (see Page II-7).

       23.3   Consent of Counsel (contained in Exhibit 5.1).

       24.1   Power of Attorney (see Page II-5).


ITEM 9.   UNDERTAKINGS
          ------------

     (A) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Indus International, Inc, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 30th day of September, 1997.

                                    THE INDUS GROUP, INC.

                                    By:  /s/ Robert W. Felton
                                        ----------------------------------------
                                         Robert W. Felton
                                         Chief Executive Officer
                                         and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Felton and Richard W. Mac Almon, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                         DATE
        ---------                        -----                         ----

/s/ Robert W. Felton         Chief Executive Officer and Director   September 30, 1997
--------------------------   (Principal Executive Officer)
(Robert W. Felton)


/s/ Frank M. Siskowski       Chief Financial Officer and            September 12, 1997
--------------------------   Executive Vice President of
(Frank M. Siskowski)         Investor Relations
                             (Principal Financing and
                             Accounting Officer)


/s/ John W. Blend, III        Director                              September 12, 1997
--------------------------
(John W. Blend, III)


--------------------------    Director                              September ___, 1997
(Christopher R. Lane)

/s/ William Janeway           Director                              September 12, 1997
--------------------------
(William Janeway)

/s/ Edward R. Koepfler        Director                              September 12, 1997
--------------------------
(Edward R. Koepfler)

/s/ Joseph P. Landy           Director                              September 30, 1997
--------------------------
(Joseph P. Landy)

/s/ Richard W. Mac Almon      Director                              September 30, 1997
--------------------------
(Richard W. Mac Almon)

/s/ Alan G. Merten            Director                              September 15, 1997
--------------------------
(Alan G. Merten)


                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 1997 with respect to the financial statements of The Indus Group, Inc. included in the Registration Statement on Form S-4 (No. 333-33113) of Indus International, Inc. filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP


Palo Alto, California
September 27, 1997

                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 1997 with respect to the financial statements of TSW International, Inc. included in Indus International, Inc.'s Registration Statement Form S-4 (No. 333-33113) of Indus International, Inc. filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP


Atlanta, Georgia
September 27, 1997

                               INDEX TO EXHIBITS

Exhibit                                                                              Page
Number                                                                               No.
-------                                                                            -------
    4.1*  Indus International, Inc. Certificate of Incorporation
    5.1   Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional
          Corporation, as to legality of securities being registered.
   23.1   Consent of Independent Auditors (see Page II-6).
   23.2   Consent of Independent Auditors (see Page II-7).
   23.3   Consent of Counsel (contained in Exhibit 5.1).
   24.1   Power of Attorney (see Page II-5).

*Incorporated by reference
=========================================================================================